Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated September 20, 2002, in Pre-Effective Amendment Number 2 to the Registration Statement (Form N-2 No. 333-97447 and 811-21169) of Neuberger Berman New York Intermediate Municipal Fund Inc.


                                            ERNST & YOUNG LLP


Boston, Massachusetts
September 20, 2002